元宝枫

合作种植协议

合作甲方：重庆飞尔德实业有限公司

合作乙方：云南省丽江市宁蒗县永宁乡泥鳅沟岳波村

元宝枫合作种植协议

甲方：　重庆飞尔德实业有限公司

乙方：　云南省丽江市宁[illegible]县[illegible]乡[illegible]村

根据《中华人民共和国合同法》和元宝枫种植相关政策的规定，甲乙双方在平等、自愿、公平、诚实信用的基础上，将实施元宝枫种植项目达成如下协议，双方共同遵守合同的所有内容及所列条款补充事项。

第一条　协议内容

经甲乙双方共同协商决定，甲乙双方合作种植元宝枫。

第二条　甲乙双方责任和权利

1、甲方向乙方提供元宝枫种子及树苗，甲方安排技术员提供专业种植技术和跟踪服务，作为甲方与乙方合作的资产投入，树苗款作为向乙方收购元宝枫种子的保证金。

2、乙方应按甲方的要求规范种植，以及负责每年的管理。可按规划套种药材或者养殖等（套种、套养产生的利润归乙方），但必须优先保证元宝枫正常生长。且甲乙双方需积极配合处理好元宝枫种植及补贴的相关事宜。乙方配合甲方在基地悬挂重庆飞尔德实业有限公司原料基地导示牌。

3、元宝枫籽由甲方收购。甲方收购元宝枫籽，前三年保底价按

3.3 万元 / 吨回购。若收购日当地市场价高于保低价时，收购价根据市场价浮动而浮动；若收购日当地市场价低于保底价时，收购价按保底价进行收购。三年以后，按市场行情收购。

4、质量要求：采收期甲方派技术人员和现场监督人员监管质量，甲方直接回收；若甲方没有派现场监督人员进行采收的，采收标准：

元宝枫籽为成熟干籽（表面无水分）、必须达到无霉变、不超过3%的土和杂质；若甲方发现乙方有严重兑水、掺沙等质量问题，甲方有权不收购。

第三条　甲乙双方投入情况

甲方投入 2 年以上元宝枫树苗，投入价值=每棵估值 25 元/棵*

33 棵 /亩 * 400 亩= 330000元 元人民币；元宝枫每年估值增，递增名录如下：(以下价格为每棵/元)

年数	3	4	5	6	7	8	10	15	15 年以上
价值	40	80	200	400	800	1600	1 万	10 万	15 万以上

乙方投入土地费用及人员费用，预估 5 年总费用 304615元 元；

按照以上投入明细来看，种植第二年甲方给乙方带来的收益和名誉远远超过现有种植模式的价值；

第四条　利润分配

1、甲方收益：土地上种植的元宝枫树、元宝枫籽及种植土地所有权归甲乙双方共同所有。利润所有权占比甲方 52%，乙方 48%。

2、乙方收益：土地套种直接收益；种树补贴直接受益；增值收益等等。

3、为配合甲方上市过程中的资产并购，乙方需配合甲方将该种植基地及树并入甲方资产包，甲方按照乙方所拥有的基地及树的估值同等对价为乙方配股。对价标准由甲方指定的第三方事务所出具的评估报告为准。

第五条　合作分工

1、乙方负责移栽和维护的所有费用，在政府对该土地种植给予的所有的补贴及扶持款项，全部归乙方所有。

2、元宝枫籽由甲方回购；采摘、晾晒人力由乙方负责；

第六条 上市规划

甲方因上市需要，或将双方种植的元宝枫整体打包，甲方将根据由甲方指定的第三方事务所评估后为乙方对价配股，实现土地外的增值。

第七条　合同争议的解决

本合同在履行过程中发生的争议，由双方当事人协商或申请有关部门调解，协商或调解不成时，可以按下列方式解决：

1、　提交仲裁委员会仲裁。

2、　依法向当地人民法院提起诉讼。

第八条　违约责任

1、如若甲方违约，乙方有权不付树苗款。

2、如若乙方违约，甲方有权按照树苗款项和增值收益收取乙方违约金；

第九条 其他未尽事宜双方协商补充，补充内容和原合同具有同等法律效力。

第十条 本合同一式两份，甲、乙双方各执一份。经双方同意签字盖章之日生效，合同期限为 20 年，合同期满甲乙双方可以协商优先合作。

甲方（盖章）：重庆飞尔德实业有限公司

代表人签字：

2016年 7月 23日

乙方（盖章）

永宁乡绝缴陶岳陵村

代表人签字：王林军

2016年 7月 23日

Cooperation Agreement of Acer truncatum Plantation

Party A: Chongqing Fired Industrial Company Limited

Party B: Yuebo Village, Niqiu Gou, Yongning Country, Ninglang County, Lijiang City, Yunnan Province

Cooperation Agreement of Acer truncatum Plantation

Party A: Chongqing Fired Industrial Company Limited

Party B: Yuebo Village, Niqiu Gou, Yongning Country, Ninglang County, Lijiang City, Yunnan Province

According to the provisions of CONTRACT LAW OF THE PEOPLE'S REPUBLIC OF CHINA and acer truncatum planting policy, based on equality, voluntarily, fairness, honesty and credit both parties will reach the following agreement on acer truncatum planting project both parties abide by all contents and supplementary provisions of the agreement.

I. Content of Agreement

With mutual agreement between Party A and Party B, both parties cooperate to plant acer truncatum.

II. Responsibilities and Rights of Party A and Party B

1. Party A provides seeds and seedlings of Acer truncatum to Party B, Party A shall arrange the technician to provide professional cultivation

technology and tracking service, as investment of the assets of Party A and Party B, seedling fund is the margin that Party B purchases acer truncatum seeds.

2. Party B shall plant regularly in accordance with the requirements of Party B, and in charge of the management each year. Party B can interplant or cultivate in plan (the profit of interplant and cultivate belong to Party B), but the priority is to ensure the normal growth of acer truncatum. What's more, both parties need to actively cooperate to deal with relevant matters of acer truncatum planting and subsidy. Party B hangs on Party A's guide materials base sign.

3. Party A purchases the seed of acer truncatum, the first three years buy-back base price is 33 thousand yuan per ton. On the acquisition date, if local market price is higher than base price , purchase price floats with the market price , if the local market price is lower than the base price, the purchase price based on the base price. Three years later, Party A purchases according to the market.

4. Quality requirements: Party A dispatches technicists and on-site supervisor to supervise quality and collect directly. If Party A does not dispatch, the collection standard as follows:

Acer truncatum seeds are mature dry seeds (no water on surface), must without mildew, no more than 3% of the earth and impurities; If Party A find that Party B has serious quality problem such as mixing with water

or sand, Party A has the right not to purchase.

III. Investments of Party A and Party B

Party A invests acer truncatum seeds more than 2 years, Input value = 25 RMB /tree * 33 trees / mu * 400 mu = 330000 RMB; the price of acer truncatum increases with year, as follows: (The following price for each tree / yuan)

Year	3	4	5	6	7	8	10	15	>15
RMB	40	80	200	400	800	1600	10000	100000	>1500000

Party B invests payment of earth and personnel, estimated cost for 5 years is 304615 RMB.

According to the above detail, the benefits and reputation of planting that Party A to Party B in the second year are far exceed the value of existing planting patterns.

IV. Appropriation of Profit

1. Income of Party A: Party A and Party B together possess acer truncatum trees, seeds and planting land ownership. The profits ownership, Party A for 52% , and Party B for 48%.

2. Income of Party B: the direct profits of land interplant and planting allowance and appreciation income, etc.

3. In order to match the asset acquisition in Party A's listing process, Party B should cooperate with Party A to merge tree planting base and tree into Party A's assets, Party A equivalent allots stock to Party B according to base and tree evaluation equal Party B owns. Consideration standards is subject to assessment report which issued by a third party officer that Party A appoints.

V. Cooperation and Division

1. Party B shall be in charge of all the expenses for transplanting and maintenance, and all allowance and support money to the land given by the government shall be owned by Party B all.

2. Acer truncatum seeds are repurchased by Party A, Party B is in charge of picking, and drying artificially.

VI. Listing Plan

Due to the needs of the listing, Party A packs all planted acer truncatum, Party A will allots stock to Party B according to assessment that issued by the third party office that Party A appoints, to achieve value-added of beyond land.

VII. Solution of Contract Dispute

Disputes arising during the performance of this contract, should be

consulted by both parties or applied for meditation by related department, if not success, can be solved by the following ways:

1. Summit arbitration commission for arbitration .

2. Take legal action to local People's Court to law.

VIII. Responsibility for Breach of Contract

1.If Party A breaks the contract, Party B shall have the right not to pay for the sapling fee.

2.If Party B breaks the contract, in accordance with the items of sapling and incremental benefit, Party A shall have the right to charge Party B the penal sum.

IX. Through both sides' negotiation, other matters not mentioned herein can be added, and the added contents are equally valid the same as the previous contract.

X. The Contract shall be served in duplicates, each party holding one copy. The contract shall take effect from the date of signature and seal based on both sides' agreement. The term of contract is for 20 years, and both parties can preferentially negotiate and cooperate by the termination of the contract.

Party A（seal）：Chongqing Fired Industrial Company Limited	Party B（seal）: Yuebo Village, Niqiu Gou, Yongning Country
Representative sign：Haoqiang Xu	Representative sign: Linjun Wang
Date: 23/07/2016	Date: 23/07/2016